EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Key Tronic Corporation

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70917 and 333-61202) of Key Tronic Corporation and subsidiaries of our report dated August 19, 2004, relating to the consolidated financial statements and financial statement schedule as of and for the year ended July 3, 2004, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

September 17, 2004
Spokane, Washington